UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2021

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Watkins, CO 80137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code	(303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock 1/3 of $.01 par value	PCYO	The NASDAQ Stock Market
(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2021, the Registrant held its annual shareholders’ meeting, during which Frederick Fendel III and Daniel Kozlowski were elected to serve on the Registrant’s board of directors (the “Board”). Messrs. Fendel and Kozlowski are replacing two long-term directors, Harrison Augur and Richard Guido, who did not stand for re-election. Messrs. Augur’s and Guido’s decision not to stand for re-election was not the result of a disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.  The Registrant is excited to welcome Messrs. Fendel and Kozlowski to its board and is thankful for the years of service provided by Messrs. Augur and Guido, their valuable guidance and knowledge will be missed.

The Board has determined that Messrs. Fendel and Kozlowski are independent under the rules of The NASDAQ Stock Market.  There is no arrangement or understanding between Messrs. Fendel and Kozlowski and any other person pursuant to which they were selected to serve as a director.  Additionally, there are no related party transactions involving the Registrant and Messrs. Fendel and Kozlowski that the Registrant would be required to report pursuant to Item 404(a) of Regulation S-K.

Following the annual meeting the Board updated the membership and chairmanship of its Board committees:

Fiscal 2021 Board and Committee Membership
Director	Audit Committee	Compensation Committee	Nominating Committee
Patrick Beirne (1)	X	—	—
Peter Howell	Chair	—	—
Arthur Epker III	X	Chair	—
Jeffrey Sheets	—	X	Chair
Frederick Fendel III	—	—	X
Daniel Kozlowski	—	X	X

(1)	Mr. Beirne was elected chairperson of the Board

Board members receive compensation for their service as non-employee directors pursuant to the Registrant’s non-employee director compensation policy, as amended.  In accordance with this policy, on January 13, 2020, each Board member, including Messrs. Fendel and Kozlowski, were issued 2,000 unrestricted shares of the Registrant’s common stock.  In addition, each Board member will be paid $12,000 per year, $1,000 for each committee on which the Board member serves, $1,000 for attendance at each Board meeting, and $1,000 for attendance at each committee meeting held separately from the Board meetings.

A copy of the news release announcing the Board appointment is attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders on January 13, 2021.  Holders of 23,868,216 shares of common stock outstanding on November 16, 2020, were entitled to vote at the meeting, of which 21,637,970 shares, or 90.65% of those entitled to vote, were present in person or by proxy at the meeting.  The results of the matters voted upon and approved at the meeting are as follows:

1.	Election of directors.

	For	Withheld	Broker Non-Votes
Mark W. Harding	16,348,932	150,236	5,138,802
Patrick J. Beirne	16,357,900	141,268	5,138,802
Arthur G. Epker III	11,167,441	5,331,727	5,138,802
Frederick A. Fendel III	16,402,031	97,137	5,138,802
Peter C. Howell	16,321,277	177,891	5,138,802
Daniel R. Kozlowski	16,401,041	98,127	5,138,802
Jeffrey G. Sheets	13,182,196	3,316,972	5,138,802

2.	For the ratification of the appointment of Plante & Moran PLLC as the Registrant’s independent registered public accounting firm for the 2021 fiscal year.

For	Against	Abstain	Broker Non-Votes
21,533,377	9,693	94,900	0

3.	For the approval, on an advisory basis, of executive compensation.

For	Against	Abstain	Broker Non-Votes
16,316,601	95,971	86,596	5,138,802

Item 7.01	Regulation FD Disclosure

On January 15, 2021, the Registrant issued a press release announcing the appointment of Frederick Fendel and Daniel Kozlowski to the Board of Directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 15, 2021 announcing the appointment of Frederick Fendel and Daniel Kozlowski to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2021

PURE CYCLE CORPORATION

	By:	/s/ Kevin B. McNeill
Kevin B. McNeill
Chief Financial Officer